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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Forms S-8) and related prospectuses of the Digital Equipment Corporation 1985 Restricted Stock Option Plan (No. 33-970), 1990 Equity Plan (No. 33-37631), 1990 Stock Option Plan for Nonemployee Directors (No. 33-37628), 1968 Employee Stock Purchase Plan (No. 33-56477) and 1981 International Employee Stock Purchase Plan (No. 33-56479), the 1995 Equity Plan (No. 33-64223), the 1995 Stock Option Plan for Nonemployee Directors (No. 33-64223), and the Registration Statement on Form S-3 (No. 33-51987) and related prospectuses, of our reports dated July 29, 1996 on our audits of the consolidated financial statements and financial statement schedule of Digital Equipment Corporation as of June 29, 1996 and July 1, 1995, and for each of the three fiscal years in the period ended June 29, 1996, which reports are incorporated by reference or included in this Annual Report on Form 10-K.
                                            /s/  Coopers & Lybrand L.L.P.
                                            ------------------------------------
                                                 Coopers & Lybrand L.L.P.

Boston, Massachusetts
September 16, 1996